UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 27, 2004


                               MOVADO GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                 (State or other jurisdiction of incorporation)

                  0-22378                           13-2595932
         (Commission File Number)        (IRS Employer Identification No.)

                650 FROM ROAD
                 PARAMUS, NJ                                      07652
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (201) 267-8000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On August 27, 2004, Movado Group, Inc. (the "Registrant") entered into employment agreements with Mr. Eugene J. Karpovich, the Senior Vice President and Chief Financial Officer of the Registrant, Mr. Frank V. Kimick, the Vice President, Treasurer and Assistant Secretary of the Registrant, and Mr. Timothy F. Michno, the Secretary and General Counsel of the Registrant.

OPTION GRANTS

                  Under each agreement, each employee received a grant of options under the Registrant's 1996 Stock Incentive Plan (the "Plan"). In each case, the options are exercisable at a price of $14.05 per share, which was the fair market value per share of our common stock on the grant date, as determined under the Plan, and vest in equal installments at the third, fourth and fifth anniversaries of the grant date. Subject to earlier termination or forfeiture, vested options may be exercised at any time up to the tenth anniversary of the grant date. Options will also vest automatically upon a Change of Control (as defined in the Plan), provided that no option may be exercised until six months after the date of grant.

                  The options will be forfeited upon a termination for Cause (as defined in the Plan). Upon a termination of employment by reason of retirement
(1) at or after age 65 or (2) before age 65 but after age 55 under certain circumstances, unvested options will immediately vest, and the options will be exercisable until the earlier of three years after retirement and the expiration date of the options. Upon termination of employment because of permanent disability (after ten years' service) or death, unvested options will immediately vest, and the options will be exercisable until the earlier of three years after termination of employment and the expiration date of the options. Upon any other termination of employment, vested options at the time of termination may be exercised until the earlier of the expiration date of the options and 60 days after the date of the final payment of salary or severance from the Registrant to the employee.

                  Mr. Karpovich received options to purchase 15,000 shares. Mr. Kimick received options to purchase 20,000 shares. Mr. Michno received options to purchase 20,000 shares.


SEVERANCE

                  Each agreement provides that, although each employee is employed at will, the relevant employee will be entitled to receive severance payments upon termination of his employment by the Registrant without Cause (as defined in the relevant employment agreement). The severance payments will be paid over the 12-month period after termination in bi-weekly installments equal to the employee's base salary, and the employee will also be entitled to post-termination medical benefits under COBRA.

NON-COMPETITION AND NON-SOLICITATION

                  Each agreement contains a covenant by the employee not to engage or participate in the watch or jewelry business without the prior written consent of the Registrant during the period of employment and the six months thereafter. Each employee also agreed, during the period of employment and the 12 months thereafter, not to employ any current employees of the Registrant (or employees of the Registrant who were employees of the Registrant in the six months prior to termination of employment) and not to induce clients or prospective clients to withdraw or curtail business with the Registrant.


CONFIDENTIALITY

                  Each agreement also contains customary confidentiality provisions applicable to the employee.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  September 1, 2004

                                      MOVADO GROUP, INC.


                                      By: /s/ Timothy F. Michno
                                          ---------------------------------
                                          Name:  Timothy F. Michno
                                          Title: General Counsel